Form 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                WisdomTree Trust
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          (Exact name of the fund as specified in its Trust Instrument)


                 Delaware                               See Next Page
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 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

                    48 Wall Street, 11th Floor, New York, NY
                    ----------------------------------------
                    (Address of principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                    Name of each exchange on which
           to be so registered                    each class is to be registered
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      Shares of beneficial interest,                 New York Stock Exchange
        $0.001 par value per share

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

         Securities Act registration statement file number to which this form relates: 333-132380

         Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
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                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1:  Description of Registrant's Securities to be Registered.

         A description of the shares of beneficial interest, $0.001 par value, of WisdomTree Trust (the "Trust") to be registered hereunder is set forth in the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-132380; 811-21864), which description is incorporated herein by reference.

         The Trust currently consists of thirty six separate series. The series that are registering securities, and their respective I.R.S. Employer Identification Numbers, are as follows:

WisdomTree Total Earnings Fund            74-3201190
WisdomTree Earnings 500 Fund              74-3201195
WisdomTree MidCap Earnings Fund           74-3201194
WisdomTree SmallCap Earnings Fund         74-3201196
WisdomTree Earnings Top 100 Fund          74-3201191
WisdomTree Low P/E Fund                   74-3201187

Item 2:  Exhibits.

         1. The Trust's Trust Instrument is included as Exhibit (a)(1) to Post Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File Nos. 333-132380; 811-21864), as filed with the Securities and Exchange Commission on July 26, 2006.

         2. The Trust's By-Laws are included as Exhibit (b) to the Trust's initial Registration Statement on Form N-1A (File Nos. 333-132380; 811-21864), as filed with the Securities and Exchange Commission on March 13, 2006.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 22nd day of February, 2007.


                                WisdomTree Trust


                                By:    /s/ Richard Morris
                                       ------------------------------------
                                Name:  Richard Morris
                                Title: Secretary

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